Exhibit 99.1
Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, Global Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Record Q3 Sales, Raises Full-Year Profit Outlook

LAUSANNE, Switzerland - Jan. 22, 2019 and NEWARK, Calif., Jan. 21, 2019 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2019.

•	Q3 sales were $864 million, up 6 percent in US dollars and 8 percent in constant currency, compared to Q3 of the prior year.

•
Q3 GAAP operating income reached $123 million, compared to $100 million in the same quarter a year ago. Q3 GAAP earnings per share (EPS) grew 40 percent to $0.67, compared to $0.48 in the same quarter a year ago.

•
Q3 non-GAAP operating income grew 22 percent to $143 million, compared to $117 million in the same quarter a year ago. Q3 non-GAAP EPS grew 22 percent to $0.79, compared to $0.65 in the same quarter a year ago.

•	Year-to-date cash flow from operations was $273 million, compared to $256 million in the same period a year ago.
“We delivered record sales and profits in our biggest quarter of the year,” said Bracken Darrell, Logitech president and chief executive officer. “Our innovative, diverse portfolio drove double-digit growth across Gaming, Video Collaboration, and Creativity & Productivity. On the back of this powerful performance, we are raising our profit outlook for the year.”
Outlook
Logitech raised its Fiscal Year 2019 profit outlook to between $340 million and $345 million in non-GAAP operating income, up from between $325 million and $335 million, on an annual sales outlook of 9 to 11 percent growth in constant currency.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q3 FY 2019 on
Tuesday, January 22, 2019 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments in privately held companies, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2019.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Ultimate Ears, Jaybird, Blue Microphones, ASTRO Gaming and Logitech G. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.

# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and nine months ended December 31, 2018, and outlook for Fiscal Year 2019 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)	2018	2017	2018	2017

Net sales (B)	$864,388	$812,021	$2,164,014	$1,974,437
Cost of goods sold	535,707	533,631	1,349,941	1,271,127
Amortization of intangible assets and purchase accounting effect on inventory	4,699	2,789	10,037	6,304
Gross profit	323,982	275,601	804,036	697,006

Operating expenses:
Marketing and selling	132,250	116,153	368,635	325,917
Research and development	40,591	34,398	119,120	106,144
General and administrative	24,496	22,291	75,175	72,966
Amortization of intangible assets and acquisition-related costs	3,539	2,496	10,377	6,377
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	(278)	—	9,762	(116)
Total operating expenses	200,598	175,338	583,069	506,380

Operating income	123,384	100,263	220,967	190,626
Interest income	1,482	874	5,709	3,097
Other expense, net	(2,747)	(324)	(929)	(894)
Income before income taxes	122,119	100,813	225,747	192,829
Provision for income taxes	9,309	20,040	10,295	18,691
Net income	$112,810	$80,773	$215,452	$174,138

Net income per share:
Basic	$0.68	$0.49	$1.30	$1.06
Diluted	$0.67	$0.48	$1.28	$1.03

Weighted average shares used to compute net income per share:
Basic	165,707	164,248	165,552	163,924
Diluted	168,907	169,079	168,966	168,832

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	December 31, 2018	March 31, 2018
CONDENSED CONSOLIDATED BALANCE SHEETS (A)

Current assets:
Cash and cash equivalents	$584,488	$641,947
Accounts receivable, net (B)	484,204	214,885
Inventories	342,031	259,906
Other current assets (B)	73,174	56,362
Total current assets	1,483,897	1,173,100
Non-current assets:
Property, plant and equipment, net	81,577	86,304
Goodwill	347,369	275,451
Other intangible assets, net	123,643	87,547
Other assets	129,287	120,755
Total assets	$2,165,773	$1,743,157

Current liabilities:
Accounts payable	$435,764	$293,988
Accrued and other current liabilities (B)	478,632	281,732
Total current liabilities	914,396	575,720
Non-current liabilities:
Income taxes payable	36,245	34,956
Other non-current liabilities	83,044	81,924
Total liabilities	1,033,685	692,600

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at December 31 and March 31, 2018
Additional shares that may be issued out of conditional capitals — 50,000 at December 31 and March 31, 2018
Additional shares that may be issued out of authorized capital — 34,621 at December 31, 2018 and none at March 31, 2018
Additional paid-in capital	42,250	47,234
Shares in treasury, at cost — 7,355 at December 31, 2018 and 8,527 at March 31, 2018	(164,932)	(165,686)
Retained earnings (B)	1,322,915	1,232,316
Accumulated other comprehensive loss	(98,293)	(93,455)
Total shareholders’ equity	1,132,088	1,050,557
Total liabilities and shareholders’ equity	$2,165,773	$1,743,157

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (A)	2018	2017	2018	2017

Cash flows from operating activities:
Net income	$112,810	$80,773	$215,452	$174,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,760	10,850	32,655	30,218
Amortization of intangible assets	6,895	4,415	17,236	10,653
Gain on investments in privately held companies	(207)	(114)	(589)	(550)
Share-based compensation expense	11,855	11,556	37,163	33,239
Deferred income taxes	93	18,661	(9,722)	6,728
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Other	(453)	(5)	(378)	7
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(25,469)	(72,310)	(158,944)	(164,028)
Inventories	15,238	52,386	(69,163)	(5,692)
Other assets	(42)	(10,463)	(11,098)	(18,953)
Accounts payable	(4,529)	41,575	133,657	151,711
Accrued and other liabilities	49,272	51,260	87,174	43,521
Net cash provided by operating activities	176,223	188,584	273,443	256,084
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,936)	(10,405)	(28,304)	(27,593)
Investment in privately held companies	(2,036)	(360)	(2,542)	(880)
Acquisitions, net of cash acquired	—	(3,323)	(133,908)	(88,323)
Proceeds from return of investment in privately held companies	—	—	—	237
Purchases of short-term investments	—	—	(1,505)	(6,789)
Sales of short-term investments	—	6,789	—	6,789
Purchases of trading investments	(613)	(1,843)	(4,335)	(2,842)
Proceeds from sales of trading investments	644	2,152	4,838	3,209
Net cash used in investing activities	(11,941)	(6,990)	(165,756)	(116,192)
Cash flows from financing activities:
Payment of cash dividends	—	—	(113,971)	(104,248)
Payment of contingent consideration for business acquisition	—	(5,000)	—	(5,000)
Purchases of registered shares	(2,553)	(9,726)	(22,454)	(20,408)
Proceeds from exercises of stock options and purchase rights	128	947	10,135	30,947
Tax withholdings related to net share settlements of restricted stock units	(1,731)	(1,799)	(29,111)	(25,505)
Net cash used in financing activities	(4,156)	(15,578)	(155,401)	(124,214)
Effect of exchange rate changes on cash and cash equivalents	(588)	24	(9,745)	1,677
Net increase (decrease) in cash and cash equivalents	159,538	166,040	(57,459)	17,355
Cash and cash equivalents, beginning of the period	424,950	398,848	641,947	547,533
Cash and cash equivalents, end of the period	$584,488	$564,888	$584,488	$564,888

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

NET SALES	Three Months Ended			Nine Months Ended
	December 31,			December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017	Change	2018	2017	Change

Net sales by product category:
Pointing Devices	$149,123	$140,983	6%	405,250	386,700	5%
Keyboards & Combos	144,169	126,372	14	404,263	361,685	12
PC Webcams	33,021	27,280	21	90,916	80,370	13
Tablet & Other Accessories	35,757	26,648	34	104,903	80,650	30
Video Collaboration	74,186	46,252	60	190,154	128,008	49
Mobile Speakers	96,263	147,377	(35)	207,690	300,843	(31)
Audio & Wearables	98,629	84,435	17	212,343	197,083	8
Gaming	213,663	173,802	23	510,481	365,232	40
Smart Home	19,577	38,692	(49)	37,829	73,481	(49)
Other (1)	—	180	(100)	185	385	(52)
Total net sales	$864,388	$812,021	6%	$2,164,014	$1,974,437	10%
(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (A)(C)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017	2018	2017

Gross profit - GAAP	$323,982	$275,601	$804,036	$697,006
Share-based compensation expense	953	960	2,874	2,762
Amortization of intangible assets and purchase accounting effect on inventory	4,699	2,789	10,037	6,304
Gross profit - Non-GAAP	$329,634	$279,350	$816,947	$706,072

Gross margin - GAAP	37.5%	33.9%	37.2%	35.3%
Gross margin - Non-GAAP	38.1%	34.4%	37.8%	35.8%

Operating expenses - GAAP	$200,598	$175,338	$583,069	$506,380
Less: Share-based compensation expense	10,902	10,596	34,289	30,477
Less: Amortization of intangible assets and acquisition-related costs	3,539	2,496	10,377	6,377
Less: Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Less: Restructuring charges (credits), net	(278)	—	9,762	(116)
Operating expenses - Non-GAAP	$186,435	$162,246	$528,641	$474,550

% of net sales - GAAP	23.2%	21.6%	26.9%	25.6%
% of net sales - Non - GAAP	21.6%	20.0%	24.4%	24.0%

Operating income - GAAP	$123,384	$100,263	$220,967	$190,626
Share-based compensation expense	11,855	11,556	37,163	33,239
Amortization of intangible assets	6,895	4,415	17,236	10,653
Purchase accounting effect on inventory	1,343	500	1,722	614
Acquisition-related costs	—	370	1,456	1,412
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	(278)	—	9,762	(116)
Operating income - Non - GAAP	$143,199	$117,104	$288,306	$231,520

% of net sales - GAAP	14.3%	12.3%	10.2%	9.7%
% of net sales - Non - GAAP	16.6%	14.4%	13.3%	11.7%

Net income - GAAP	$112,810	$80,773	$215,452	$174,138
Share-based compensation expense	11,855	11,556	37,163	33,239
Amortization of intangible assets	6,895	4,415	17,236	10,653
Purchase accounting effect on inventory	1,343	500	1,722	614
Acquisition-related costs	—	370	1,456	1,412
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	(278)	—	9,762	(116)
Loss (gain) on investments in privately held companies	(207)	(114)	(589)	(550)
Non-GAAP income tax adjustment	1,443	13,015	(7,782)	2,033
Net income - Non - GAAP	$133,861	$110,515	$274,420	$216,515

Net income per share:
Diluted - GAAP	$0.67	$0.48	$1.28	$1.03
Diluted - Non - GAAP	$0.79	$0.65	$1.62	$1.28

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	168,907	169,079	168,966	168,832

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017	2018	2017

Share-based Compensation Expense
Cost of goods sold	$953	$960	$2,874	$2,762
Marketing and selling	4,600	4,624	15,250	13,348
Research and development	1,811	1,621	5,295	4,797
General and administrative	4,491	4,351	13,744	12,332
Total share-based compensation expense	11,855	11,556	37,163	33,239
Income tax provision (benefit)	(2,397)	3,038	(14,576)	(11,921)
Total share-based compensation expense, net of income tax provision (benefit)	$9,458	$14,594	$22,587	$21,318

* Note: These preliminary results for the three and nine months ended December 31, 2018 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Preliminary valuation from the business acquisition

The preliminary fair value of assets acquired and liabilities assumed from the business acquisition in the second quarter of fiscal year 2019 is included in the tables. The fair value of identifiable intangible assets acquired was based on estimates and assumptions made by us at the time of the acquisition. As additional information becomes available, such as the finalization of the estimated fair value of the assets acquired and liabilities assumed, we may revise our preliminary or interim estimated fair value of the assets acquired and liabilities assumed during the remainder of the measurement periods (which will not exceed 12 months from the acquisition dates). Any such revisions or changes may be material, and may have a material impact over our financial condition and results of operations.

(B) Adoption of ASC Topic 606

On April 1, 2018, we adopted the new revenue standards under Accounting Standards Codification ("ASC") Topic 606. The adoption of Topic 606 did not have an impact over the total cash flows from operating, investing, or financing activities. The following tables summarize the impacts of adopting Topic 606 on our condensed consolidated statements of operations for the three and nine months ended as of December 31, 2018 and condensed consolidated balance sheets as of December 31, 2018 (in thousands):

	Three Months Ended December 31, 2018			Nine Months Ended December 31, 2018
	As Reported Under Topic 606	If Reported Under Topic 605	Effect of Change	As Reported Under Topic 606	If Reported Under Topic 605	Effect of Change
Net sales	$864,388	$853,563	$10,825	$2,164,014	$2,158,267	$5,747

	As of December 31, 2018
	As Reported Under Topic 606	Balance Under Topic 605	Effect of Change
Accounts receivable, net	484,204	345,055	139,149
Other current assets	73,174	65,758	7,416
Accrued and other current liabilities	478,632	326,932	151,700
Retained earnings	1,322,915	1,328,050	(5,135)

(C) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2018 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments in privately held companies. We recognized loss (gain) related to our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-

GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.